Exhibit 10.1

DocuSign Envelope ID: FB388733-50BC-4E4C-87E5-4974E6288E02

BLUEJAY DIAGNOSTICS, INC.

- and -

TORAY INDUSTRIES, INC.

MASTER SUPPLY AGREEMENT

DocuSign Envelope ID: FB388733-50BC-4E4C-87E5-4974E6288E02

# CONTENTS

| CLAUSE | | PAGE |
|---|---|---|
| 1. | DEFINITIONS | 1 |
| 2. | SALES AND PURCHASE OF TORAY CHIP INTERMEDIATES | 4 |
| 3. | PURCHASE ORDERS | 4 |
| 4. | FORECASTS AND PRODUCTION GUARANTEES | 5 |
| 5. | PRICE | 5 |
| 6. | PAYMENT | 6 |
| 7. | QUALITY ASSURANCE, ACCEPTANCE AND DELIVERY | 6 |
| 8. | TERM AND TERMINATION | 8 |
| 9. | REPRESENTATIONS, WARRANTIES, AND DISCLAIMERS | 9 |
| 10. | INDEMNIFICATION, LIMITATIONS ON LIABILITY | 10 |
| 11. | NO ASSIGNMENT | 11 |
| 12. | COUNTERPARTS | 11 |
| 13. | ENTIRE AGREEMENT | 11 |
| 14. | FORCE MAJEURE | 11 |
| 15. | NO THIRD-PARTY BENEFICIARIES | 12 |
| 16. | NOTICES | 12 |
| 17. | RELATIONSHIP OF THE PARTIES | 12 |
| 18. | SEVERABILITY | 12 |
| 19. | WAIVER; MODIFICATION OF AGREEMENT | 12 |
| 20. | LANGUAGE | 13 |
| 21. | GOVERNING LAW | 13 |
| 22. | DISPUTE RESOLUTION | 13 |

**SCHEDULES**

Schedule 1 Toray Chip Intermediates
Schedule 2 Specifications
Schedule 3 Labelling, Packaging, and Storage
Schedule 4 Price
Schedule 5 Form of Purchase Order

This M ASTER S UPPLY A GREEMENT (this “ Agreement ”) is entered into on the Effective Date (defined in clause 1 ) between the following parties (each, a “ Party ”, and collectively, the “ Parties ”): (1) Bluejay Diagnostics, Inc . , a company incorporated in the State of Delaware, U . S . A . , with its principal place of business at 360 Massachusetts Avenue, Suite 203 , Acton, MA, 01720 , U . S . A . (“ Bluejay ”) ; and (2) Toray Industries, Inc. , a company incorporated in Japan with its registered address at 1 - 1, Nihonbashi - muromachi, 2 - chome, Chuo - ku, Tokyo 103 - 8666, Japan (“ Toray ”). B ACKGROUND : (A) Bluejay is in the business of the development, design, manufacturing, and sales of certain fluorescence immunoanalyzers and cartridges for medical research and clinical purposes as well as commercial purposes ; (B) Toray is in the business of, among other things, the manufacture and supply of intermediate products for certain protein detection chips for medical devices and providing technical support; (C) Bluejay has entered into a License and Supply Agreement dated 6 October 2020 with Toray for the purpose of Toray’s licensing certain Intellectual Property necessary and/or useful for, among other things, manufacturing certain products made using the Toray Chip Intermediates in Japan (that agreement, as, amended and restated by an Amended and Restated License Agreement between Bluejay and Toray dated 20 October 2023 , the “ License Agreement ”) ; (D) Bluejay and Toray desire to split the terms and conditions of purchase and supply of the Toray Chip Intermediates that was agreed in the original Bluejay - Toray License Agreement therefrom and substantially reinstate such agreed terms and conditions in this Agreement ; and (E) Toray is willing to manufacture and supply the Toray Chip Intermediates (as defined in clause 1 ) to Bluejay, and Bluejay is willing to purchase the Toray Chip Intermediates from Toray, in accordance with this Agreement . 1. D EFINITIONS 1.1 In this Agreement: " Affiliate " means, with respect to a Party, any person that directly or indirectly controls or is controlled by or is under common control with the Party, where the words "control" or "controlled" mean ownership of (a) 50 % or more of the voting rights of that person or (b) the right to elect the majority of the board of directors or other such similar governing body ; " Annual Rolling Forecast " has the meaning defined in clause 4 . 1 ; " Applicable Laws " means all national, supra - national, federal, state, local, foreign or provincial laws, rules, regulations, orders, decrees, directives, requirements, standards, and case law as well any interpretation or administration of any of the foregoing and any guidance, guidelines, requirements, and regulations of any regulatory authorities and any industry codes of practice in effect from time to time applicable to the activities performed under this Agreement and the handling of Toray Chip Intermediates in any part of the world, including any relevant environmental, health, and safety laws and regulations ; " Bluejay Indemnitee " has the meaning set forth in clause 10 . 1 ; DocuSign Envelope ID: FB388733 - 50BC - 4E4C - 87E5 - 4974E6288E02

" Calendar Quarter " means each of the three (3) month periods from 1 January through 31 March, 1 April through 30 June, 1 July through 30 September, and 1 October through 31 December ; " Delivery Date " means the date specified in a Purchase Order on which Toray is required to deliver a specific quantity of Toray Chip Intermediates to the designated delivery place ; " Delivery Location " means Sanyoseiko, Co . , Ltd . with its ship - to address at Shimowada Factory, 1150 Shimowada, Nanaho - machi, Otsuki - shi, Yamanashi 409 - 0622 JAPAN or any other such location or address as Bluejay may notify Toray of from time to time ; “ Designated Manufacturer ” means a manufacturer designated by Bluejay by notice to Toray; " Disputed Product " has the meaning defined in clause 7.2(c) ; " Effective Date " means the date the last Party signed this Agreement; " Toray Indemnitee " has the meaning set forth in clause 10.2 ; " Intellectual Property " means all intellectual property rights in any part of the world, including any and all rights in or to patents (including supplementary protection certificates), utility models, inventions, registered and unregistered trade and service marks, business and trade names and get - up, domain names, designs (whether registered or not), semiconductor and topography rights, copyrights and neighbouring rights, database rights, confidential information, and Know - How as well as (in each case) rights of a similar or corresponding character and in all applications and rights to apply for protection of any of the foregoing ; " Kamakura Techno - Science ” means Kamakura Techno - Science, Inc . , a company incorporated in Japan with its registered address at 10 - 1 , Tebiro 6 - chome, Kamakura, Kanagawa 248 - 0036 , Japan, and which is an indirectly wholly owned Affiliate of Toray ; “ Know - How ” means any information, improvements, practices, processes, procedures, methods, techniques, knowledge, skills, experiences, results, formulas, algorithms, and trade secrets ; " Liabilities " has the meaning set forth in clause 10.1 ; " License Agreement " has the meaning set forth in Background paragraph (C) ; " Lot Number " means an identifier assigned to each batch of manufactured Toray Chip Intermediates for general identification purposes, such as a series or combination of letters, numbers, or other typographical symbols ; " Price " means the price per Toray Chip Intermediates stipulated in Schedule 4 in Japanese yen (as amended, if amended in accordance with clause 5 . 1 ) ; " Purchase Order " means a Bluejay purchase order substantially in the form attached as Schedule 5 , or as otherwise agreed between the Parties ; " Purchase Order Date " means the date a Purchase Order is issued to Toray in accordance with the first sentence of clause 3 . 1 ; " Quality Agreement " means the Quality Agreement relating to the Toray Chip Intermediates entered into between Sanyoseiko and Toray, subject to Bluejay’s prior approval of the content thereof, on or around the Effective Date ; DocuSign Envelope ID: FB388733 - 50BC - 4E4C - 87E5 - 4974E6288E02

“ Sanyoseiko ” means Sanyoseiko Co . , Ltd, a company incorporated in Japan with its head office at 1435 Ozawa, Saruhashi - machi, Otsuki - shi, Yamanashi 409 - 0616 , which is a Designated Manufacturer as of the Effective Date ; " Site " means each factory or other site where the Toray Chip Intermediates are formulated, manufactured, assembled, stored, or otherwise handled by Toray . As of the Effective Date, the Site is located at Kamakura Techno - Science ; " Specifications " means the complete and accurate description of the contents, appearance, features, functionality, quality and other characteristics of the Toray Chip Intermediates all as described in Schedule 2 ; " Term " has the meaning set forth in clause 8.1 ; " Third Party Claims " has the meaning set forth in clause 10.1 ; and “Toray Chip Intermediates " means the items described in Schedule 1. 1.2 Other Definitional and Interpretative Provisions In this Agreement, unless expressly stated otherwise: (a) all capitalized terms used in this Agreement shall, unless otherwise specified in this Agreement, have the same meanings ascribed to them in the License Agreement; (b) the provisions under the headings of “Insurance”, “Intellectual Property Rights”, “Compliance and Ethical Conduct” and “Confidentiality and Limitation on Use” in the License Agreement shall also apply in this Agreement mutatis mutandis ; (c) " Agreement " means this document and includes its recitals and Schedules and all Purchase Orders entered into by the Parties; (d) references to this Agreement or any other document include references to this Agreement or that document as varied, supplemented, or replaced from time to time; (e) r e f er e nc e s to da y s means calendar days . H o w e v er, any right, du t y or obligation in this A gre e m ent that falls on a Saturday, Sunday, bank holiday or public holiday in the United States or Japan shall be deemed to fall on the immediately following business day ; (f) headings are inserted for convenience only and shall be ignored in construing this Agreement; (g) references to the singular include the plural, and vice versa; (h) any phrase introduced by the terms “include”, “includes”, “including”, “in particular" or any other similar expression (whether or not they are followed by “without limitation” or the like) shall be construed as illustrative and does not limit the sense of the words preceding these terms ; and (i) ambiguities, if any, in this Agreement will not be construed against either Party, irrespective of which Party may be deemed to have authored the ambiguous provision . This Agreement shall be fairly interpreted in accordance with its terms and without any strict construction in favour of or against either Party . DocuSign Envelope ID: FB388733 - 50BC - 4E4C - 87E5 - 4974E6288E02

DocuSign Envelope ID: FB388733-50BC-4E4C-87E5-4974E6288E02

2. **SALES AND PURCHASE OF TORAY CHIP INTERMEDIATES**

2.1 During the term of this Agreement, Bluejay shall purchase Toray Chip Intermediates from Toray, and Toray shall supply Toray Chip Intermediates to the Designated Manufacturer, in accordance with Purchase Orders under clause 3 and the other terms and conditions of this Agreement.

2.2 The Chip Products manufactured using Toray Chip Intermediates must not be used for Commercial Sales.

2.3 Toray shall manufacture the Toray Chip Intermediates in accordance with the Specifications, the Quality Agreement, and the other terms and conditions of this Agreement.

3. **PURCHASE ORDERS**

3.1 Bluejay shall issue a Purchase Order in accordance with the timing provided for in clause 4.2. The Purchase Order must contain, at a minimum:

(a) the quantity of Toray Chip Intermediates being ordered;

(b) the Price;

(c) the total cost of the Toray Chip Intermediates (being quantity multiplied by Price) exclusive of any taxes and disbursements;

(d) a Purchase Order number;

(e) the Purchase Order Date;

(f) the Delivery Date (which must not be earlier than four (4) weeks after the Purchase Order Date) for each specific quantity of Toray Chip Intermediates; and

(g) the Delivery Location.

3.2 A Purchase Order given in accordance with clause 3.1 shall become binding if: Toray notifies Bluejay of its acceptance in writing; or on the passing of fourteen (14) days after Toray's receipt of the Purchase Order and Toray has not expressly rejected the Purchase Order by written notice to Bluejay. Toray may amend the shipment date with Bluejay's prior written consent. Toray shall not unreasonably reject or withhold the acceptance of a Purchase Order. No Purchase Order may be changed or cancelled, except that Bluejay may increase the quantity of Toray Chip Intermediates in the Purchase Order with Toray's written approval. If any term of a Purchase Order conflicts with a provision of this Agreement, the provision of this Agreement shall prevail.

3.3 A Purchase Order accepted in accordance with the preceding clause is the only authorization and obligation for Toray to manufacture Toray Chip Intermediates for Bluejay, and Toray will not be required to manufacture Toray Chip Intermediates, and Bluejay will not be required to pay Toray for manufacturing and selling Toray Chip Intermediates, otherwise than in accordance with such an accepted Purchase Order.

3.4 No change to any Purchase Order or cancellation thereof may be made, except that the increase in the ordered quantity of Toray Chip Intermediates may be approved by Toray in writing.

3 . 5 Toray shall reference the Purchase Order number on all packing slips (including bills of lading) and invoices (including commercial invoices) relating to Toray Chip Intermediates ordered under the Purchase Order . Any term of any such packing slip, bill of lading, invoice, or other such document that differs from or is contrary to the terms of this Agreement is void, unless agreed otherwise in writing by authorized representatives of the Parties . 4. FORECASTS AND PRODUCTION GUARANTEES 1. Forecasts . Within two (2) weeks after the Effective Date, Bluejay shall submit to Toray a written non - binding forecast, in English, of the quantity of Toray Chip Intermediates Bluejay estimates Bluejay will order over the following four Calendar Quarters (each such forecast, an " Annual Rolling Forecast ") . By one (1) month before the expiry of that Annual Rolling Forecast, Bluejay shall submit to Toray a new Annual Rolling Forecast for the next four (4) Calendar Quarters, and the same will apply thereafter . Bluejay acknowledges and agrees that Toray’s production capacity for Toray Chip Intermediates is maximum of : (a) twenty thousand ( 20 , 000 ) units per year ; and (b) two thousand ( 2 , 000 ) units per month, and that Bluejay will submit to Toray the Annual Rolling Forecast within such maximum quantity . 2. Purchase Orders . Bluejay shall submit written Purchase Orders for Toray Chips to Toray at least three (3) months prior to the delivery, provided, however, that the first ( 1 st ) and second ( 2 nd ) Purchase Orders shall be submitted at least six (6) weeks prior to the shipment . 3. Safety Stock . Toray shall use its commercially reasonable efforts to manage and maintain its inventories of all raw materials, components, and packaging as are reasonably necessary to be able to manufacture the Toray Chip Intermediates based on the latest Annual Rolling Forecast . Toray shall use commercially reasonable efforts to procure strategic supply for any raw materials that have a lead - time in excess of the period of the Annual Rolling Forecast for a raw material that may be reasonably expected to be in short supply based on industry trends within the three (3) month quantity forecasted in the applicable Annual Rolling Forecast . Toray shall bear the costs and expenses associated with managing, procuring, and maintaining such safety stock . 4. Failure to Supply . If Toray fails to deliver the quantities of Toray Chip Intermediates specified in any binding Purchase Order by more than sixty (60) days of the Delivery Date set forth therein (limited to such failures directly attributable, in whole or in part, to Toray), then Toray shall discuss the possibility of reducing the Price for such Purchase Order . 5. Changes . Toray shall provide Bluejay with ninety (90) days’ prior written notice if Toray intends to implement any material changes to Toray Chip Intermediates, with respect to their packaging, components, composition, manufacturing site, country of origin, or manufacturing process . If Toray is to make any such change, the Parties shall, by separate written agreement, amend the Price and Specifications accordingly . 5. P RICE 1. The Price as of the Effective Date is set out in Schedule 4 and thereafter may only be amended by a written agreement signed by authorized representatives of the Parties . 2. The Price does not include any import duties or use or excise tax of any jurisdiction, all of which (if and to the extent applicable) are the responsibility of Bluejay . 3. If there is a severe change in market conditions, which includes a drastic change in the USD/JPY exchange rate, the Parties shall, at either Party’s request, review the Price and discuss any necessary adjustments to the Price (if any) in good faith . DocuSign Envelope ID: FB388733 - 50BC - 4E4C - 87E5 - 4974E6288E02

DocuSign Envelope ID: FB388733-50BC-4E4C-87E5-4974E6288E02

6. **PAYMENT**

6.1 Toray shall invoice Bluejay for Toray Chip Intermediates by sending a written invoice in English to the 'bill to' email address specified in the Purchase Order or other such address as designated by Bluejay. Each invoice must include the applicable Purchase Order number, quantity of Toray Chip Intermediates delivered, their Lot Numbers, and other information reasonably requested by Bluejay.

6.2 Bluejay shall pay Toray within thirty (30) days of the acceptance date by Toray of Purchase Order in accordance with the invoice issued under clause 6.1.

6.3 Bluejay and Toray shall be responsible for their own bank charges incurred for such payment transfer.

7. **QUALITY ASSURANCE, ACCEPTANCE AND DELIVERY**

7.1 **Quality Control Release**

(a) Toray shall manufacture the Toray Chip Intermediates in accordance with the Specifications.

(b) Toray shall promptly inspect all Toray Chip Intermediates manufactured by Toray to confirm they comply with the Specifications and notify Bluejay of the results by sending a certificate of analysis prior to shipment of the product.

(c) Toray shall label and package Toray Chip Intermediates that pass inspection in accordance with Schedule 3.

(d) If a Toray Chip Intermediate does not pass inspection, Toray shall investigate the failure and correct the issues. Toray shall promptly report to Bluejay, including upon Bluejay's request from time to time, on the status and progress of such failed Toray Chip Intermediates.

7.2 **Quality Control Incoming Inspection**

(a) Inspection. Bluejay shall inspect, or have the Designated Manufacturer inspect, the Toray Chip Intermediate within fourteen (14) days after delivery of the Toray Chip Intermediate in accordance with the Specifications and the inspection report described in the Quality Agreement.

(i) If Bluejay or the Designated Manufacturer discovers with respect to any Toray Chip Intermediate any deficiency in quantity or inconformity with the Specifications or the Quality Agreement, Bluejay shall (or shall have the Designated Manufacturer) give written notice thereof to Toray within fourteen (14) days after delivery of the Toray Chip Intermediate. If Bluejay does not give any such notice to Toray, Bluejay shall be deemed to have waived all claims for any deficiency in quantity.

(ii) If Bluejay or the Designated Manufacturer later discovers any such inconformity with the Specifications or the Quality Agreement within the Product Warranty period provided for in clause 9.2, Bluejay shall (or shall have the Designated Manufacturer) give written notice thereof to Toray within ten (10) days after that discovery.

(iii) With respect to each occasion Toray Chip Intermediates are delivered in accordance with a Purchase Order, if Bluejay does not give Toray a notice under sub - clause (ii) above, Bluejay shall be deemed to have accepted those Toray Chip Intermediates and to have waived all claims for any deficiency or inconformity with the Specifications . (b) Storage . Bluejay shall take care of, store and keep Toray Chip Intermediates delivered to it in good condition and free from all damage and contamination which might detract from the appearance or performance of those Toray Chip Intermediates . For this purpose, Bluejay shall adhere to the storage conditions set forth in the Quality Agreement for Toray Chip Intermediates, except where the Toray Chip Intermediates may be required to undergo additional processes for the purpose of Bluejay’s selling (for non - commercial purposes) completed products containing the Toray Chip Intermediates to Bluejay’s customers . These processes may include, without limitation, labelling and kit assembly where the completed product may experience ambient temperatures . These processes may be subject to validation to ensure that the performance and stability of the completed product are substantially equivalent to completed product that does not go through the additional processes . (c) Remedy for Disputed Toray Chip Intermediates . If Toray notifies Bluejay, within fourteen (14) days after issuance of Bluejay’s notice under sub - clause (a) , that Toray does not agree with Bluejay’s determination that the Toray Chip Intermediate does not conform to the Specifications, then the Parties shall attempt, in good faith, to resolve such dispute . If Toray and Bluejay cannot resolve such dispute within thirty (30) days after the issuance of Toray’s notice, either Party may request an independent laboratory that is acceptable to both Parties to test the Toray Chip Intermediate in dispute (“ Disputed Product ”) . The laboratory’s findings will be final, binding and not subject to challenge or appeal . If such laboratory finds that the Disputed Product conforms to the Specifications, Bluejay shall pay the fees of such laboratory related to such testing and shall promptly pay for the Disputed Product . If such laboratory finds that the Disputed Product does not conform to the Specifications, Toray shall : (i) pay the fees of such laboratory related to such testing ; and (ii) promptly (within six (6) weeks after the laboratory has issued its findings) replace the defective Toray Chip Intermediate at its expense or refund the purchase cost of the Toray Chip Intermediate . (d) Remedy for non - Disputed Toray Chip Intermediates . If Toray does not give the notice provided for in sub - clause (c) above within the period provided for in sub - clause (c) , Toray shall be deemed to have no objection to Bluejay’s notice given under sub - clause (a) above, and Toray shall promptly (within six (6) weeks after the issuance of Bluejay’s notice under sub - clause (a) ) replenish the shortage (in case of a deficiency in quantity) or, at its discretion after discussion with Bluejay, replace the defective Toray Chip Intermediates at its expense or refund the purchase cost of such Toray Chip Intermediates . 7.3 Bluejay’s Site Inspection Right If Toray delivers a Toray Chip Intermediate that does not conform with the Specifications or was not manufactured in compliance with Schedule 2 , then Bluejay (or a person designated by Bluejay) may inspect such areas and facilities of the Site that relate to the manufacture and testing of the Toray Chip Intermediate . In this case, Bluejay must provide no less than ninety - six (96) hours’ notice and, upon obtaining prior consent from Toray (which consent Toray shall not unreasonably withhold, condition or delay), conduct the inspection without unreasonable disruption of Toray’s operations during Toray’s business hours on the date specified in the DocuSign Envelope ID: FB388733 - 50BC - 4E4C - 87E5 - 4974E6288E02

notice or such other date as may be agreed between Bluejay and Toray . For clarity, any proprietary or confidential information that Bluejay learns or obtains during the Site inspection constitutes Toray’s Confidential Information and shall be subject to the confidentiality and non - use obligations under the License Agreement . 7.4 Delivery; Cost of Delivery Subject to the receipt of the payment under clause 6 . 2 , after taking the quality control procedures provided for in clause 7 . 1 , Toray shall store Toray Chip Intermediates safely at the Site until delivery, and then : (a) in the case of domestic shipment within Japan, deliver them to the Delivery Location Ex Works (Incoterms 2020 ) by the Delivery Date . Toray shall handle such shipments on behalf of Bluejay . Toray shall invoice Bluejay for only actual charges and costs, in Japanese Yen . Invoices shall be sent to Bluejay on a quarterly basis, together with any other information reasonably requested by Bluejay, and Bluejay shall pay Toray in Japanese Yen within thirty (30) days of the invoice date . Bluejay shall bear its own bank charges incurred for such payment transfer ; or (b) in the case of international shipment, deliver them to the Delivery Location FOB when loaded onto the plane (Incoterms 2020 ) by the Delivery Date . Toray shall use and manage a freight forwarding service provider designated by Bluejay for all international shipments of Toray Chip Intermediates . Toray shall use that freight forwarding service provider as the sole method of international shipment unless directed otherwise by Bluejay . 7.5 Transfer of Title; Risk of Loss Title to and risk of loss of Toray Chip Intermediates passes from Toray to Bluejay upon delivery in accordance with the preceding clause. 8. T ERM AND TERMINATION 1. Term This Agreement takes effect on the Effective Date and is effective until the earlier of : (a) the date Market Approval is obtained for Chip Products from the FDA ; or (b) the second ( 2 nd ) anniversary of the Effective Date, unless terminated in accordance with clause 8 . 2 (the " Term ") . The Parties may extend the Term with their mutual written consent for a further period of up to six (6) months . At least six (6) months prior to the expiry of the Term, the Parties shall decide the period by which the Term is to be extended . 2. Termination for Cause Either Toray or Bluejay may terminate this Agreement with immediate effect by giving the other Party prior written notice if : (a) the other Party has failed to cure its breach of a material provision of this Agreement within thirty (30) days after receiving notice of the breach from the terminating Party; or (b) the other Party enters into any arrangement of composition with its creditors or goes into liquidation, insolvency, bankruptcy, receivership or reorganization proceedings, except that, in case of non - voluntary proceedings, when such non - voluntary proceedings are not dismissed within ninety (90) days, or if the other Party terminates its corporate existence by merger, consolidation or otherwise ; or DocuSign Envelope ID: FB388733 - 50BC - 4E4C - 87E5 - 4974E6288E02

DocuSign Envelope ID: FB388733-50BC-4E4C-87E5-4974E6288E02

(c) the party terminates the License Agreement under Article 15 thereof.

8.3 **Survival**

Termination or expiration of this Agreement will not relieve either Party of any liability which accrued under this Agreement prior to the termination or expiration date, nor preclude either Party from pursuing all rights and remedies it may have under this Agreement at law or in equity with respect to any breach of this Agreement, nor prejudice either Party's right to obtain performance of any obligation arising under this Agreement. This clause 8.3 and clauses 16 through 22 shall survive any termination or expiration of this Agreement. Clause 9.2 shall remain in effect with respect to any applicable Toray Chip Intermediates for the warranty period applicable to those Toray Chip Intermediates. Clause 10 shall be valid for one (1) year from the time of delivery of the Toray Chip Intermediate.

9. **REPRESENTATIONS, WARRANTIES, AND DISCLAIMERS**

9.1 **General Warranties**

Each Party hereby represents and warrants to the other Party as of the Effective Date that: (a) it is a corporation duly organized, validly existing, and in good standing under Applicable Laws; (b) it has obtained all necessary consents, approvals and authorizations of all regulatory authorities and other persons required to be obtained by it in connection with this Agreement; and (c) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate actions on its part.

9.2 **Product Warranties**

Toray represents and warrants, as of each date Toray Chip Intermediates are actually delivered in accordance with clause 7.4, that each Toray Chip Intermediate conforms to the Specifications in Schedule 2. The representations and warranties provided for in the preceding sentence are the "**Product Warranties**". The Product Warranties are valid with respect to each Toray Chip Intermediate for the period of six (6) months commencing from the date they are actually delivered in accordance with clause 7.4. Notwithstanding the foregoing, Toray shall not be liable for the quality of each Toray Chip Intermediate: (a) when Toray Chip Intermediates have been stored by Bluejay or the Designated Manufacturer in improper conditions; or (b) when Toray Chip Intermediates have been damaged during the labelling or re-packaging process.

9.3 **No Debarment**

Each Party hereby certifies that it will not employ or otherwise use, and has not employed or otherwise used, in any capacity the services of any person debarred under Section 335(a) of Title 21 of the United States Code in connection with performing any activities under this Agreement.

9.4 **Disclaimers**

The representations and warranties provided for in this clause 9 are in lieu of any and all other warranties and representations (express, implied, or statutory), and each Party hereby disclaims any and all other warranties or representations (express, implied or statutory), including any implied warranties of merchantability or fitness for a particular purpose, or for non-infringement of a patent, trademark or other Intellectual Property.

10. I NDEMNIFICATION , L IMITATIONS ON L IABILITY 1. Indemnification by Toray Toray shall defend, indemnify and hold each of Bluejay, its Affiliates, and their respective directors, officers, employees and agents, together with the successors and assigns of any of the foregoing (each, a " Bluejay Indemnitee ") harmless from and against any and all claims, suits, actions, demands or judgments made by a third party (collectively, " Third Party Claims ") and all direct and reasonable liabilities, damages, settlements, penalties, fines, costs, or expenses (including reasonable attorneys' fees) (" Liabilities ") to the extent that such Third Party Claims and Liabilities arise directly in connection with : (a) the material breach of this Agreement by Toray ; or (b) the willful misconduct or the gross negligence of Toray, unless such Third Party Claims or Liabilities arise or result from the wilful misconduct or gross negligence of Bluejay . To the extent Toray engages Kamakura Techno - Science under clause 11 . 1 (b) , Toray shall cause Kamakura Techno - Science to comply with Toray’s obligations under this Agreement, and Toray shall be responsible and liable for Kamakura Techno - Science’s acts and omissions in relation to those obligations (for clarity, that includes reading “Toray” in items (a) and (b) in the preceding sentence as “Kamakura Techno - Science”) . 2. Indemnification by Bluejay Bluejay shall defend, indemnify and hold each of Toray, its Affiliates, and their respective directors, officers, employees and agents, together with the successors and assigns of any of the foregoing (each, a " Toray Indemnitee ") harmless from and against any and all Third Party Claims and Liabilities to the extent that such Third Party Claims and Liabilities arise directly in connection with : (a) the material breach of this Agreement by Bluejay ; or (b) the willful misconduct or the gross negligence of Bluejay, unless such Third Party Claims or Liabilities arise or result from the wilful misconduct or gross negligence of Toray . 3. Indemnification Procedure A Party seeking indemnification under either of the preceding two (2) clauses (an " Indemnitee ") shall notify the other Party (the " Indemnitor ") upon becoming aware of any Third Party Claim that may be subject to indemnification under this clause 10 . Failure to provide such notice will not constitute a waiver or release of the Indemnitee's rights to indemnification, except and then only to the extent that such delay or failure materially prejudices the Indemnitor . The Indemnitee shall cooperate reasonably with the Indemnitor and its legal representatives in connection with the investigation and defense of any Third - Party Claim and/or Liability covered by this clause 10 . Neither Party shall enter into any settlement, consent judgment or other voluntary final disposition of any Third Party Claim and/or Liability for which the other Party seeks indemnification under this Agreement without the prior written consent of the other Party, who shall not unreasonably withhold, condition, or delay that consent, if such settlement would : (a) impose any monetary obligation on the other Party or any of its Affiliates, (b) constitute an admission of guilt or wrong - doing by the other Party or any of its Affiliates, or (c) require the other Party or any of its Affiliates to submit to an injunction or otherwise limit the other Party's or any of its Affiliates' rights under this Agreement . 4. Amount Limit. EACH PARTY’S LIABILITY ON ANY CLAIM, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, FOR ANY LOSS OR DAMAGE ARISING OUT OF OR CONNECTED WITH, OR RESULTING FROM THE MANUFACTURE, SALE, DELIVERY, RESALE, REPLACEMENT, USE OR PERFORMANCE OF ANY TORAY CHIP INTERMEDIATES SHALL IN NO CASE EXCEED THE PRICE FOR SUCH TORAY CHIP DocuSign Envelope ID: FB388733 - 50BC - 4E4C - 87E5 - 4974E6288E02

DocuSign Envelope ID: FB388733-50BC-4E4C-87E5-4974E6288E02

INTERMEDIATES WHICH GIVES RISE TO THE CLAIM. FOR CLARITY, NOTWITHSTANDING ANYTHING CONTRARY HEREIN: (a) BLUEJAY SHALL PAY THE FULL AMOUNT OF THE PURCHASE PRICE TO TORAY IN ACCORDANCE WITH CLAUSE 6 OF THIS AGREEMENT; AND (b) THIS LIMITATION SHALL NOT APPLY TO A PARTY'S INDEMNIFICATION OBLIGATIONS UNDER CLAUSE 10 ABOVE.

10.5 **Limitation of Damages**

EXCEPT FOR LIABILITIES ARISING OUT OF THIRD PARTY CLAIMS UNDER CLAUSES 10.1 OR 10.2, NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY, MULTIPLE OR OTHER SIMILAR DAMAGES (INCLUDING ANY CLAIMS FOR LOST PROFITS OR REVENUES WHETHER THEY ARE DIRECT OR INDIRECT DAMAGES) ARISING FROM OR RELATING TO THIS AGREEMENT.

11. **NO ASSIGNMENT**

11.1 Neither Party has the right to assign its rights, or delegate or subcontract its obligations, under this Agreement without the prior written consent of the other Party, except that:

(a) Bluejay may delegate or subcontract its obligations under this Agreement other than the payment obligations under clause 6; and

(b) Toray may delegate or subcontract its obligations under this Agreement to Kamakura Techno-Science.

11.2 Any assignment of such rights or delegation or subcontracting of such obligations not in accordance with clause 11.1 will be void.

12. **COUNTERPARTS**

This Agreement may be signed in any number of counterparts (electronic transmission of scanned signatures included), each of which shall be deemed an original, but all of which shall constitute one (1) and the same instrument. After electronic transmission of scanned signatures, the Parties shall, upon one (1) Party's request, execute and exchange documents with original signatures.

13. **ENTIRE AGREEMENT**

This Agreement sets out the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes all prior representations, understandings, agreements or arrangements between the Parties, whether oral or written. Each Party acknowledges that it has not entered into this Agreement on the basis of any warranty, representation, statement, agreement, or undertaking except those expressly set out in this Agreement. The Parties further agree that this Agreement has been negotiated by the Parties and shall not be construed against either Party as drafter.

14. **FORCE MAJEURE**

Neither Party will have any liability, or be deemed to be in breach of this Agreement or any Purchase Order, for any delays or failures in performance of this Agreement, except for an obligation to make a monetary payment, that result from circumstances beyond the reasonable control of that Party, including fire, flood, tidal wave, landslide, pandemic, epidemic, quarantine, embargoes, government regulations, prohibitions or interventions, wars, acts of war (whether war be declared or not), acts of terrorism, insurrection, or riots. The Party affected by such

DocuSign Envelope ID: FB388733-50BC-4E4C-87E5-4974E6288E02

circumstances shall promptly notify the other Party in writing when such circumstances cause a delay or failure in performance and when they cease to do so.

15. **No Third-Party Beneficiaries**

Except as expressly set forth herein, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities under this Agreement upon any person or entity other than the Parties hereto and their respective successors and assigns.

16. **Notices**

16.1 All notices under or in connection with this Agreement must be given in writing (which includes email) in English and either delivered in person or sent by registered air mail, registered courier service, or email to either an authorized representative of the other Party or the address or email set out below (or other address or email as notified to the other Party in advance in accordance with this clause), respectively.

16.2 For notices to Bluejay:

(a) Address: 360 Massachusetts Avenue, Suite 203, Acton, MA, 01720;

(b) Attention: Neil Day, President, Chief Executive Officer; and

(c) Email address: neil.day@bluejaydx.com.

16.3 For notices to Toray:

(a) Address: 1-1 Nihonbashi-muromachi 2-chome, Chuo-ku, Tokyo 103-8666 JAPAN;

(b) Attention: Akira Ito Ph.D. Deputy General Manager; and

(c) Email address: akira.ito.c2@mail.toray.

16.4 A notice given in accordance with clause 16.1 will be deemed to have been delivered: immediately if delivered in person; on the third ($3^{rd}$) day after sending if given by registered air mail or registered courier service; or upon submission if delivered by email.

17. **Relationship of the Parties**

The relationship of the Parties is that of independent contractors. Nothing in this Agreement creates, implies or evidences a partnership or joint venture between the Parties, or authorizes a Party to act as agent for the other.

18. **Severability**

If the whole or any part of any provision of this Agreement is void or unenforceable in any jurisdiction, the other provisions of this Agreement, and the rest of the unenforceable provision, will continue in force in that jurisdiction, and the validity and enforceability of that provision in any other jurisdiction will not be affected, and shall remain in full force and effect.

19. **Waiver; Modification of Agreement**

No waiver, amendment, or modification of any of the terms of this Agreement shall be valid unless in writing and signed by authorized representatives of both Parties. No failure or delay by a Party to exercise any right or remedy provided under this Agreement or by law will constitute a waiver of that (or any other) right or remedy . No single or partial exercise of such right or remedy will preclude or restrict the further exercise of that (or any other) right or remedy . 20. L ANGUAGE This Agreement is written in English . If this Agreement is translated into another language, the English language version will prevail . 21. G OVERNING L AW This Agreement, the Dispute Resolution clause contained in this Agreement, all Purchase Orders, and all disputes and claims arising in any way whatsoever out of or in connection with this Agreement, whether sounding in contract, tort, statute or otherwise, are governed by, construed and take effect in accordance with the laws of the State of New York, U . S . A . , without regard to any conflict of law principles or rules that would result in the application of the laws of any other jurisdiction . The United Nations Convention on the International Sale of Goods shall not apply to this Agreement . 22. D ISPUTE R ESOLUTION All disputes or claims arising in any way whatsoever out of or in connection with this Agreement or any Purchase Order, whether sounding in contract, tort, statute or otherwise, shall be finally settled through binding, confidential arbitration without any right of appeal under the Rules of Arbitration of the International Chamber of Commerce by one (1) or three (3) arbitrators appointed in accordance with the Rules . The venue and seat of the arbitration will be Tokyo, Japan, if the arbitration is initiated by Bluejay, and New York, NY, U . S . A . , if the arbitration is initiated by Toray . The language of the arbitration shall be English . The award rendered by the arbitrator or arbitrators shall be final and binding upon the Parties . Notwithstanding the foregoing provisions of this clause, either Party may apply to a court of competent jurisdiction for an order for lawful preservative or conservatory measures, including interim injunctive relief . An award issued by the arbitrator or arbitrators may be enforced in any court of competent jurisdiction . [ Signature page follows ] DocuSign Envelope ID: FB388733 - 50BC - 4E4C - 87E5 - 4974E6288E02

The Parties have caused this Agreement to be executed by their duly authorized officers or representatives as follows. Bluejay Diagnostics, Inc. Toray Industries, Inc. Name: Neil Dey Title: CEO Name: Jun Hayakawa Title: Deputy General Manager Pharmaceuticals & Medical Products Division Date: Date: DocuSign Envelope ID: FB388733 - 50BC - 4E4C - 87E5 - 4974E6288E02 October 23, 2023 October 23, 2023

DocuSign Envelope ID: FB388733-50BC-4E4C-87E5-4974E6288E02

## SCHEDULE 1 TORAY CHIP INTERMEDIATES

| Product | Product number |
|---|---|
| Beads in PBS-T suspension for Pre-column | SYIM0071 |
| PAb coated beads in suspension for Reaction Column | SYIM0081 |
| Reagent Reservoir filled and sealed – containing:<br>a. Wash buffer – PBS-T<br>b. PBS-T 0.2% Tween-20<br>c. Monoclonal Detection Ab HRP Conjugate in solution<br>d. Fluorescence substrate solution<br>e. 0.01% Hydrogen Peroxide Solution | SYIM0011 |
| Individual package bag | SYIM0051 |
| Side label-1 | SYIM0031 |
| Side label-2 | SYIM0041 |
| Bag labels | SYIM0061 |
| Cartridge with beads and side films | SYIM0001 |

DocuSign Envelope ID: FB388733-50BC-4E4C-87E5-4974E6288E02

## SCHEDULE 2 SPECIFICATIONS

| Product | Product number | Specification<br><br>Quality and Performance (*1) | Shelf Life from Date of Manufacture |
|---|---|---|---|
| Beads in PBS-T suspension for Pre-column | SYIM0071 | [TBD] | [TBD] |
| PAb coated beads in suspension for Reaction Column | SYIM0081 | [TBD] | [TBD] |
| Reagent Reservoir filled and sealed – containing:<br>a. Wash buffer – PBS-T<br>b. PBS-T 0.2% Tween-20<br>c. Monoclonal Detection Ab HRP Conjugate in solution<br>d.Fluorescence substrate solution<br>e. 0.01% Hydrogen Peroxide Solution | SYIM0011 | · Colour development test<br>The test was done, and the test was passed<br><br>· Leak test<br>The test was done, and the test was passed<br><br>· Appearance<br>Damage or non-negligible abnormalities that are visually detectable are not observed | 12 months |
| Individual package bag | SYIM0051 | · Appearance<br>Damage or nonnegligible abnormalities that are visually detectable are not observed | Not applicable |
| Side label-1<br>Side label-2<br>Bag labels | SYIM0031<br>SYIM0041<br>SYIM0061 | · Appearance:<br><br>Damage or nonnegligible abnormalities that are visually detectable are not observed<br><br>Correct information on lot number and expiration date is printed. The printing is not misaligned | Not applicable |
| Cartridge with beads and side films | SYIM0001 | · Appearance:<br><br>Damage or non-negligible abnormalities that are visually detectable are not observed | |
| · IL-6 measurement Performance | | IL-6 measurement performs with the chips assembled SYIM0011 (Reagent Reservoir) and SYIM0001 (Cartridge) at Kamakura Techno-Science. The result | |

DocuSign Envelope ID: FB388733-50BC-4E4C-87E5-4974E6288E02

| | | | |
|---|---|---|---|
| | | adapted to the specifications described below<br><br>· Sensitivity<br>1. 0 pg/mL Mean value + 3SD < 10 pg/mL Mean value - 3SD<br><br>2. 10,000 pg/mL Mean value/ 5,000 pg/mL Mean value > 1.2<br><br>· Within-run reproducibility<br>CV% values are not more than 20%: IL-6 concentration is calculated from calibration curve using 4 measurement point (exclude the maximum and the minimum) from fluorescence signals which are obtained 6 times measurement at 100, 1000, 5000 pg/mL<br><br>· Centrifugal force tolerance test<br>After measuring the calibration curve, 6 chips should be centrifuged at 5,000 rpm for 5 minutes (3 times) and there should be no leaks | |

*1: For the purpose of evaluating whether Toray Chip Intermediates to be delivered conform to the Specifications for performance only, Toray will manufacture Chip Products using Toray Chip Intermediates and perform certain tests before shipment. If the result of the test shows that the performance conforms to the Specifications, Toray will ship Toray Chip Intermediates pursuant to the applicable Purchase Order. For the avoidance of doubt, Bluejay may conduct similar tests for its completed Chip Products using such Toray Chip Intermediates, and the alleged inconformity relating to performance will be discussed and resolved in accordance the timeline set forth in clause 7.2, provided that the results of those tests by Bluejay will not conclude whether or not the performance of such Toray Chip Intermediates conforms to the Specifications for the purpose of the quality control inspection tests under clause 7.2. Bluejay and Toray shall work together to align performance testing methods by (a) sharing testing methods, equipment and materials and (b) performing testing to show that Bluejay's tests are equivalent to Toray's tests by (i) Bluejay's using an Ushio analyzer currently in storage and sharing frozen plasma samples with Kamakura Techno-Science (ii) Kamakura Techno-Science's using those samples with its own Ushio analyzer and (iii) other agreed conditions.

DocuSign Envelope ID: FB388733-50BC-4E4C-87E5-4974E6288E02

## SCHEDULE 3 LABELLING, PACKAGING AND STORAGE

| Product | Product number | Labelling, Packaging & Storage |
|---|---|---|
| Beads in PBS-T suspension for Pre-column | SYIM0071 | [TBD] |
| PAb coated beads in suspension for Reaction Column | SYIM0081 | [TBD] |
| Reagent Reservoir filled and sealed – containing:<br>a. Wash buffer – PBS-T<br>b. PBS-T 0.2% Tween-20<br>c. Monoclonal Detection Ab HRP Conjugate in solution<br>d. Fluorescence substrate solution<br>e. 0.01% Hydrogen Peroxide Solution | SYIM0011 | Sealed container with labelling showing Lot #, Amount, Expiration Date, and Storage at 2-10ºC |
| Individual package bag | SYIM0051 | Sealed package with labelling showing Lot #, Amount |
| Side label-1 | SYIM0031 | Sealed package with labelling showing Lot #, Amount |
| Side label-2 | SYIM0041 | Sealed package with labelling showing Lot #, Amount |
| Bag labels | SYIM0061 | Sealed package with labelling showing Lot # |
| Cartridge with beads and side films | SYIM0001 | Sealed container with labelling showing Lot #, Amount, Expiration Date, and Storage at 2-10ºC |

DocuSign Envelope ID: FB388733-50BC-4E4C-87E5-4974E6288E02

## SCHEDULE 4 PRICE

| Product | **Product number** | Unit of measure (UOM) | Cost per UOM |
|---|---|---|---|
| 1) Beads in PBS-T suspension for Pre-column | SYIM0071 | [TBD] | [TBD] |
| 2) PAb coated beads in suspension for Reaction Column | SYIM0081 | [TBD] | [TBD] |
| 3) Reagent Reservoir filled and sealed – containing | SYIM0011 | each | $6.20 |
| a. Wash buffer – PBS-T | | | |
| b. PBS-T 0.2% Tween-20 | | | |
| c. Monoclonal Detection Ab HRP Conjugate in solution | | | |
| d. Fluorescence substrate solution | | | |
| e. 0.01% Hydrogen Peroxide Solution | | | |
| 4) Individual package bag | SYIM0051 | each | $0.06 |
| 5) Side label-1 | SYIM0031 | each | $0.71 (for Side label-1 and Side Label-2 combined) |
| 6) Side label-2 | SYIM0041 | each | |
| 7) Bag labels | SYIM0061 | each | $0.32 |
| 8) Cartridge with beads and side films | SYIM0001 | each | $42.25 |
| 9) Discount for set price of Toray Chip Intermediates (Applicable only when No.3-8 are purchased as a set) | | each | -$0.76 |

S CHEDULE 5 F ORM OF P URCHASE O RDER DocuSign Envelope ID: FB388733 - 50BC - 4E4C - 87E5 - 4974E6288E02